EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the Registration Statement on Form S-8 of Raven Industries, Inc. (Registration No. 33-38614) of our report dated March 7, 1996, on our audits of the consolidated financial statements of Raven Industries, Inc. as of January 31, 1996, 1995 and 1994, and for each of the three years in the period ended January 31, 1996 included on page 32 of the Annual Report to Shareholders and our report on the related financial statement schedule included in this Annual Report on Form 10-K.


                                           COOPERS & LYBRAND L.L.P.


Minneapolis, Minnesota
April 17, 1996